Exhibit 10.2
FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

)
In the Matter of METRO BANK LEMOYNE, PENNSYLVANIA (INSURED STATE NONMEMBER BANK)	) ) ) ) ) ) )	STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER FDIC-10-137b

Subject to the acceptance of this STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER ("CONSENT AGREEMENT") by the Federal Deposit Insurance Corporation ("FDIC"), it is hereby stipulated and agreed by and between a representative of the Legal Division of the FDIC and METRO BANK ("Bank"), LEMOYNE, PENNSYLVANIA, as follows:

1. The Bank has been advised of its right to receive a NOTICE OF CHARGES AND OF HEARING ("NOTICE") detailing the unsafe or unsound banking practices and the violations of law and/or regulation alleged to have been committed by the Bank and of its right to a hearing on the alleged charges under section 8(b)(1) of the Federal Deposit Insurance Act ("Act"), 12 U.S.C. § 1818 (b)(1) and the FDIC Rules of Practice and Procedure, 12 C.F.R. Part 308, and has waived those rights.

2. The Bank is represented by counsel.

3. The Bank, solely for the purpose of this proceeding, and without admitting or denying any of the alleged charges of unsafe or unsound banking practices and any violations of law and/or regulation, hereby consents and agrees to the issuance of a CONSENT ORDER ("ORDER") by the FDIC. The Bank further stipulates and agrees that such ORDER shall be deemed to be a final ORDER and that such ORDER shall become effective immediately upon the date of issuance by the

FDIC and fully enforceable by the FDIC pursuant to the provisions of section 8(i)(1) of the Act, 12 U.S.C. § 1818(i)(1), subject only to the conditions set forth in paragraph 4 of this CONSENT AGREEMENT.

4. In the event the FDIC accepts this CONSENT AGREEMENT and issues the ORDER, it is agreed that no action will be taken by the FDIC against the Bank to enforce the ORDER in the United States District Court unless the Bank or any director, officer, employee, agent, successor or assignee, or other institution-affiliated party, has violated or is about to violate any provision of such ORDER.

5. The Bank hereby waives:

(a)	the receipt of a NOTICE;

(b)	all defenses of any kind to the NOTICE and in this proceeding;

(c)	a public hearing for the purpose of taking evidence on such alleged charges;

(d)	the filing of PROPOSED FINDINGS OF FACT AND CONCLUSIONS OF LAW;

(e)	the issuance of a recommended decision of an administrative law judge;

(f)	the filing of exceptions and briefs with respect to such recommended decision; and

(g)	judicial review of the ORDER as provided by section 8(h) of the Act, 12 U.S.C. § 1818(h), or any other challenge to the validity of the ORDER.

Dated this 27th day of April, 2010.
FDIC	METRO BANK
LEGAL DIVISION	LEMOYNE, PENNYSLVANIA
BY:	BY:

/s/ Wendy L. Markee	/s/ James R. Adair
Wendy L. Markee	James R. Adair, Director
Counsel

/s/ John J. Cardello
John J. Cardello, Director

/s/ Douglas S. Gelder
Douglas S. Gelder, Director

/s/ Alan R. Hassman
Alan R. Hassman, Director

/s/ Howell C. Mette
Howell C. Mette, Director

/s/ Gary L. Nalbandian
Gary L. Nalbandian, Director

/s/ Michael A. Serluco
Michael A. Serluco, Director

/s/ Samir J. Srouji
Samir J. Srouji, Director

Comprising the Board of Directors of
METRO BANK
LEMOYNE, PENNSYLVANIA